UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2020

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	COST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On October 13, 2020, the Compensation Committee of the Board of Directors approved the fiscal 2020 performance criteria for bonuses to executive officers. Officers other than the Chief Executive Officer are eligible to receive bonuses up to $80,000, 50% based on the achievement of a target relating to pre-tax income and 50% based on operational characteristics relevant to the executive’s area of responsibility. The bonus amounts for executive vice presidents will be recommended by the Chief Executive Officer, subject to further approval of the Committee, based on the performance criteria referenced above. For fiscal 2021, the Chief Executive Officer is eligible to receive a bonus with a target amount of $400,000, up to 50% based on the achievement of specified targets relating to pre-tax income and up to 50% based on the achievement of specified targets relating to sales. The potential payment attributable to each of these performance goals may be from zero to up to 120% of the award target amount, based on the level of achievement of the goal. See Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is included in this report:

10.1	Fiscal 2020 Executive Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 15, 2020.

COSTCO WHOLESALE CORPORATION

By:	/s/ John Sullivan
John Sullivan
Senior Vice President and General Counsel

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